                                                                   EXHIBIT 10.10


                               INTERCOMPANY NOTE
                               -----------------


                                                              New York, New York
                                                                November 7, 1996


  FOR VALUE RECEIVED, BCM HOLDINGS, INC., an Illinois corporation (the "Payor"), hereby promises to pay on demand to the order of MERKLE-KORFF INDUSTRIES, INC., or its assigns (the "Payee"), in lawful money in the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Payor.

  The Payor promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Payor and the Payee.

  Upon the earlier to occur of (x) the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor or (y) any exercise of remedies (including any acceleration of Loans or the termination of Commitments) pursuant to Section 10 of the Credit Agreement referred to below, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

  This Note is one of the Intercompany Notes referred to in the Credit Agreement, dated as of November 7, 1996, among Motors and Gears Industries, Inc., the financial institutions from time to time party thereto and Bankers Trust Company, as Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and is subject to the terms thereof, and shall be pledged by the Payee pursuant to the Pledge Agreement (as defined in the Credit Agreement). The Payor hereby acknowledges and agrees that the Collateral Agent (as defined in the Pledge Agreement) may, pursuant to the Pledge Agreement as in effect from time to time, exercise all rights provided therein with respect to this Note.

  The Payee is hereby authorized (but shall not be required) to record all loans and advances made by it to the Payor (all of which shall be evidence by this
Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the
                               ----- -----
information contained therein.
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  This Note amends and replaces the prior $20,000,000 BCM Intercompany Note, dated as of March 8, 1996, between the Payor and the Payee, a copy of which is attached hereto as Annex A (the "Prior Note"). Both the Payor and the Payee
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agree that the Prior Note is terminated and all liabilities and obligations under such Prior Note are hereby transferred in full to this Note (including all principal and accrued interest thereof).

  All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

  The Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

 THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE W1TH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                        BCM HOLDINGS, INC.


                                        By: /s/ Jonathan F. Boucher
                                           ----------------------------
                                           Name:  Jonathan F. Boucher
                                           Title: Vice President


Pay to the order of




---------------------------


MERKLE-KORFF INDUSTRIES, INC.


By: /s/ Jonathan F. Boucher
   ------------------------
   Name:  Jonathan F. Boucher
   Title: Vice President